EXHIBIT 10.31


Senior Management Incentive Plan


  Applies to certain officers of the Company

  Payable annually

  Payout depends on two factors: year over year improvement in earnings per share, and relative share price performance compared to peer group

  For each factor, payout depends on which of four levels of achievement is attained

  No payout if share price is not above that of January 1st of the applicable year









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